              Schedule 14A Information required in proxy statement.
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
           Securities and Exchange Act of 1934 (Amendment No.      )


Filed by the Registrant                     [  X  ]
Filed by a Party other than the Registrant  [     ]

Check the appropriate box:

[     ]  Preliminary Proxy Statement
[     ]  Preliminary Additional Materials
[     ]  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6 (e) (2) )
[  X  ]  Definitive Proxy Statement
[  X  ]  Definitive Additional Materials

[     ]  Soliciting Material Pursuant to Section 240.149-11 ( c) or
         Section 240.14

                             TCW/DW Term Trust 2003
         ---------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                               Lou Anne D. McInnis
         ---------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

      Payment of Filing Fee (check the appropriate box):

[  X  ]  No fee required.

[     ]  Fee computed on table below per Exchange Act Rules 14a-6(j) (4)
         and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

4)  Proposed maximum aggregate value of transaction:

5)  Fee previously paid:

[     ]  Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

                            TCW/DW TERM TRUST 2003

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 28, 1999


     The Annual Meeting of Shareholders of TCW/DW TERM TRUST 2003 (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, will be held in Conference Room A, Forty-Fourth Floor, 2 World Trade Center, New York, New York 10048, on October 28, 1999 at 9:00 a.m., New York City time, for the following purposes:

      1. To elect two (2) Trustees to serve until the year 2002 annual meeting or until their successors shall have been elected and qualified;

      2. To ratify or reject the selection of PricewaterhouseCoopers LLP as the Trust's independent accountants for the fiscal year ending March 31, 2000;

      3. Shareholder proposal to amend the Trust's Declaration of Trust to require each Trustee, within thirty days of election, to become a Shareholder of the Trust (Note: The Trustees unanimously recommend a vote AGAINST this proposal); and

      4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record as of the close of business on July 29, 1999 are entitled to notice of and to vote at the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose. Alternatively, if you are eligible to vote electronically on the Internet (as discussed in the enclosed Proxy Statement), you may do so in lieu of attending the Meeting in person.

     In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which have been received by the date of the Meeting.


                                                    BARRY FINK,
                                                      Secretary
August 27, 1999
New York, New York

--------------------------------------------------------------------------------
                                   IMPORTANT

   YOU CAN HELP THE TRUST AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU
 ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. CERTAIN SHAREHOLDERS WILL BE ABLE TO VOTE TELEPHONICALLY BY TOUCHTONE TELEPHONE OR ELECTRONICALLY ON THE INTERNET BY FOLLOWING INSTRUCTIONS
 CONTAINED ON THEIR PROXY CARDS OR ON THE ENCLOSED VOTING INFORMATION CARD.
--------------------------------------------------------------------------------

                             TCW/DW TERM TRUST 2003

                TWO WORLD TRADE CENTER, NEW YORK, NEW YORK 10048


                              ---------------------
                                 PROXY STATEMENT

                              ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 28, 1999


     This statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board" or "Trustees") of TCW/DW TERM TRUST 2003 (the "Trust"), for use at the Annual Meeting of Shareholders of the Trust to be held on October 28, 1999, (the "Meeting"), and at any adjournments thereof.

     If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted for each of the nominees for election as Trustee and in favor of Proposal 2 and against Proposal 3. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Trust, execution and delivery of a later dated proxy to the Secretary of the Trust (whether by mail or, as described below, by touchtone telephone or the Internet) (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

     Holders of shares of the Trust ("Shareholders") as of the close of business on July 29, 1999, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting, are entitled to one vote for each share held and a fractional vote for a fractional share. On July 29, 1999 there were 86,563,440 shares of beneficial interest of the Trust outstanding, all with $0.01 par value. No person was known to own as much as 5% of the outstanding shares of the Trust on that date. The percentage ownership of shares of the Trust changes from time to time depending on purchases and sales by Shareholders and the total number of shares outstanding. The first mailing of this Proxy Statement is expected to be made on or about August 31, 1999.

     The cost of soliciting proxies for the Meeting, consisting principally of printing and mailing expenses, will be borne by the Trust. The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Trustees, officers of the Trust, officers and regular employees of Morgan Stanley Dean Witter Services Company Inc. ("MSDW Services" or the "Manager") or its parent company Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"), Morgan Stanley Dean Witter Trust FSB ("MSDW Trust") and/or Dean Witter Reynolds Inc. ("DWR") without special compensation therefor. In addition, the Trust may employ William F. Doring & Co. as proxy solicitor, the cost of which is not expected to exceed $3,000 and will be borne by the Trust.

     Shareholders whose shares are registered with MSDW Trust will be able to vote their shares by touchtone telephone or by Internet by following the instructions on the proxy card or on the Voting Information Card accompanying this Proxy Statement. To vote by touchtone telephone, shareholders can call the toll-free number 1-800-690-6903. To vote by Internet, shareholders can access the websites www.msdwt.com or www.proxyvote.com. Telephonic and Internet voting with MSDW Trust presently are not available to shareholders whose shares are held in street name.

     In certain instances, William F. Doring & Co. and MSDW Trust may call Shareholders to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate Shareholders' identities, to allow Shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. No recommendation will be made as to how a Shareholder should vote on any Proposal other than to refer to the recommendations of the Board. The Trust has been advised by counsel that these procedures are consistent with the requirements of applicable law. Shareholders voting by telephone in this manner will be asked for their social security number or other identifying information and will be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. To ensure that the Shareholders' instructions have been recorded correctly they will receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect. Although a Shareholder's vote may be taken by telephone, each Shareholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed proxy card or by touchtone telephone or the Internet as set forth above. The last proxy vote received in time to be voted, whether by proxy card, touchtone telephone or Internet, will be the vote that is counted and will revoke all previous votes by the Shareholder. With respect to the solicitation of a telephonic vote by William F. Doring & Co., additional expenses would include $7.00 per telephone vote transacted, $3.00 per outbound telephone contact and costs relating to obtaining Shareholders' telephone numbers, which would be borne by the Trust.

                            (1) ELECTION OF TRUSTEES

     The number of Trustees has been fixed by the Trustees, pursuant to the Trust's Declaration of Trust, at eight. There are currently eight Trustees, two of whom (Michael Bozic and Charles A. Fiumefreddo) are standing for election at this Meeting to serve until the year 2002 Annual Meeting, in accordance with the Trust's Declaration of Trust.

     Six of the current eight Trustees (Michael Bozic, Edwin J. Garn, Wayne E. Hedien, Manuel H. Johnson, Michael E. Nugent and John L. Schroeder) are "Independent Trustees," that is, Trustees who are not "interested persons" of the Trust, as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The nominees for election as Trustees of the Trust have been proposed by the Trustees now serving or, in the case of the nominees for positions as Independent Trustees, by the Independent Trustees now serving. All of the Trustees have been elected previously by the Shareholders of the Trust.

     The nominees of the Board of Trustees for election as Trustee are listed below. It is the intention of the persons named in the enclosed form of proxy to vote the shares represented by them for the election of these nominees:
Michael Bozic and Charles A. Fiumefreddo. Should any of the nominees become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board may recommend. All of the nominees have consented to being named in this proxy statement and to serve if elected. The Trust knows no reason why said nominees would be unable or unwilling to accept nomination or election. The election of each Trustee requires the approval of a majority of the shares of the Trust represented and entitled to vote at the Meeting.

     Pursuant to the provisions of the Trust's Declaration of Trust, the nominees for election as Trustee are divided into three separate classes, each class having a term of three years. The term of office of one of each of the three classes will expire each year.

     The Board of Trustees previously determined that any nominee for election as Trustee will stand for election as Trustee and serve as Trustee in one of the three classes of Trustees as follows: Class I--Messrs. Bozic and Fiumefreddo; Class II--Messrs. Hedien, Johnson and Schroeder; and Class III--Messrs. Garn, Nugent and

Purcell. Each nominee will, if elected, serve a term of up to approximately three years running for the period assigned to that class and terminating at the date of the Annual Meeting of Shareholders so designated by the Board of Trustees, or any adjournment thereof. As a consequence of this method of election, the replacement of a majority of the Board could be delayed for up to two years. In accordance with the above, the Class I Trustees are standing for election and will serve until the year 2002 Annual Meeting or until their successors shall have been elected and qualified.

     The following information regarding each of the nominees for election as Trustee and each of the other members of the Board includes his principal occupations and employment for at least the last five years, his age, shares of the Trust owned, if any, as of July 29, 1999 (shown in parentheses), positions with the Trust, and directorships (or trusteeships) in other companies which file periodic reports with the Securities and Exchange Commission, including the 3 investment companies, TCW/DW Term Trust 2000, TCW/DW Term Trust 2002 and TCW/DW Term Trust 2003, for which TCW Funds Management, Inc. serves as investment adviser (the "Investment Adviser" or the "Adviser"), and MSDW Advisors' wholly-owned subsidiary MSDW Services serves as manager (referred to herein as the "TCW/DW Term Trusts"), and the 90 investment companies for which MSDW Advisors serves as investment manager or investment adviser (referred to herein as the "Morgan Stanley Dean Witter Funds").

     The nominees for Trustee to be elected at this Meeting are:

     MICHAEL BOZIC, Trustee since June, 1999; age 58; Vice Chairman of Kmart Corporation (since December 1998); Director or Trustee of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; formerly Chairman and Chief Executive Officer of Levitz Furniture Corporation (November, 1995-November, 1998) and President and Chief Executive Officer of Hills Department Stores (May, 1991-July, 1995); formerly variously Chairman, Chief Executive Officer, President and Chief Operating Officer (1987-1991) of the Sears Merchandise Group of Sears, Roebuck and Co.; Director of Eaglemark Financial Services, Inc. and Weirton Steel Corporation.

     CHARLES A. FIUMEFREDDO*, Trustee since February 1993; age 66; Chairman, Director or Trustee and Chief Executive Officer of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; formerly Chairman, Chief Executive Officer and Director of MSDW Advisors, MSDW Services and Morgan Stanley Dean Witter Distributors Inc. ("MSDW Distributors"), Executive Vice President and Director of DWR, Chairman and Director of MSDW Trust and Director and/or officer of various MSDW subsidiaries (until June, 1998).

     The Trustees who are not standing for reelection at the Meeting are:

     EDWIN J. GARN, Trustee since June, 1999; age 67; Director or Trustee of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; formerly United States Senator (R-Utah) (1974-1992) and Chairman, Senate Banking Committee (1980-1986); formerly Mayor of Salt Lake City, Utah (1971-1974); formerly Astronaut, Space Shuttle Discovery (April 12-19, 1985); Vice Chairman, Huntsman Corporation (chemical company); Director of Franklin Covey (time management systems), BMW Bank of North America, Inc. (industrial loan corporation), United States Alliance (joint venture between Lockheed Martin and the Boeing Company) and Nuskin Asia Pacific (multilevel marketing); member of the board of various civic and charitable organizations.

     WAYNE E. HEDIEN, Trustee since June, 1999; age 65; Retired; Director or Trustee of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; Director of The


----------
* Messrs. Fiumefreddo and Purcell may be deemed "interested persons" of the Trust as defined in Section 2(a)(19) of the 1940 Act, due to their affiliation with the Manager and/or its affiliated companies.

PMI Group, Inc. (private mortgage insurance); Trustee and Vice Chairman of The Field Museum of Natural History; formerly associated with the Allstate Companies (1966-1994), most recently as Chairman of The Allstate Corporation (March, 1993-December, 1994) and Chairman and Chief Executive Officer of its wholly-owned subsidiary, Allstate Insurance Company (July, 1989-December,
1994); director of various other business and charitable organizations.

     DR. MANUEL H. JOHNSON, Trustee since February, 1993; age 50; Senior Partner, Johnson Smick International, Inc., a consulting firm; Co-Chairman and a founder of the Group of Seven Council (G7C), an international economic commission; Chairman of the Audit Committee and Director or Trustee of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; Director of Greenwich Capital Markets, Inc. (broker-dealer) and NVR Inc. (home construction); Chairman and Trustee of the Financial Accounting Foundation (oversight organization for the Financial Accounting Standards Board); formerly Vice Chairman of the Board of Governors of the Federal Reserve System (1986-1990) and Assistant Secretary of the U.S. Treasury (1982-1986).

     MICHAEL E. NUGENT, Trustee since February, 1993; age 63; General Partner, Triumph Capital, L.P., a private investment partnership, Chairman of the Insurance Committee and Director or Trustee of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; formerly Vice President, Bankers Trust Company and BT Capital Corporation (1984-1988); Director of various business organizations.

     PHILIP J. PURCELL, Trustee since June, 1999; age 55; Chairman of the Board of Directors and Chief Executive Officer of MSDW, DWR and Novus Credit Services Inc.; Director of MSDW Distributors; Director or Trustee of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; Director and/or officer of various MSDW subsidiaries.

     JOHN L. SCHROEDER, Trustee since April, 1995; age 69; Chairman of the Derivatives Committee and Director or Trustee of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; Director of Citizens Utilities Company (telecommunications, gas, electric and water utilities company); formerly Executive Vice President and Chief Investment Officer of The Home Insurance Company (August, 1991-September, 1995).

     The executive officers of the Trust are: Mitchell M. Merin, President; Barry Fink, Vice President, Secretary and General Counsel; Ronald E. Robison, Vice President; Robert S. Giambrone, Vice President; Philip A. Barach, Vice President, Jeffrey E. Gundlach, Vice President; Frederick H. Horton, Vice President; and Thomas F. Caloia, Treasurer. In addition, Marilyn K. Cranney, Natasha Kassian, Lou Anne D. McInnis, Carsten Otto, Ruth Rossi, Frank Bruttomesso and Todd Lebo, serve as Assistant Secretaries.

     Mr. Merin is 46 years old and is currently President and Chief Operating Officer of Asset Management of MSDW, President, Chief Executive Officer and Director of MSDW Advisors and MSDW Services, Chairman and Director of MSDW Distributors and MSDW Trust, President of the Morgan Stanley Dean Witter Funds, the TCW/DW Term Trusts and Discover Brokerage Index Series (since May, 1999), and Executive Vice President and Director of various other MSDW subsidiaries. Mr. Fink is 44 years old and is currently Senior Vice President (since March,
1997), Secretary and General Counsel (since February, 1997) and Director (since July, 1998) of MSDW Advisors and MSDW Services and Assistant Secretary of DWR (since August, 1996); he is also Senior Vice President (since March, 1997), Assistant Secretary and Assistant General Counsel (since February, 1997) of MSDW Distributors and Vice President, Secretary and General Counsel of the Morgan Stanley Dean Witter Funds, the TCW/DW Term Trusts and Discover Brokerage Index Series. He was previously First Vice President, Assistant Secretary and Assistant General Counsel of MSDW Advisors. Mr. Robison is 60 years old and is currently Executive Vice President and Chief Administrative Officer (since

September, 1998) and Director (since February, 1999) of MSDW Advisors and MSDW Services; prior thereto he was a Managing Director of the TCW Group, Inc. Mr. Giambrone is 45 years old and is currently Senior Vice President of MSDW Advisors, MSDW Services, MSDW Distributors and MSDW Trust (since August, 1995) and a Director of MSDW Trust (since April, 1996). He was formerly a partner of KPMG Peat Marwick, LLP. Mr. Caloia is 53 years old and is currently First Vice President and Assistant Treasurer of MSDW Advisors, MSDW Distributors and MSDW Services. Other than Messrs. Robison and Giambrone, each of the above officers has been an employee of MSDW Advisors or its affiliates for over five years. Mr. Barach is 46 years old and is currently a Managing Director of Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc. Mr. Gundlach is 39 years old and is currently a Managing Director of Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc. Mr. Horton is 40 years old and is currently a Managing Director of Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc. Messrs. Barach, Gundlach and Horton have been associated with The TCW Group, Inc. and/or its subsidiaries for over five years.

THE BOARD OF TRUSTEES, THE INDEPENDENT TRUSTEES, AND THE COMMITTEES

     The Board of Trustees consists of eight (8) trustees. These same individuals also serve as trustees for the other two TCW/DW Term Trusts. As of June 30, 1999, the TCW/DW Term Trusts had total net assets of approximately $1.7 billion and approximately 35,000 shareholders.

     Six Trustees (75% of the total number) have no affiliation or business connection with TCW Funds Management, Inc. or MSDW Services or any of their affiliated persons and do not own any stock or other securities issued by MSDW or TCW, the parent companies of MSDW Services and TCW Funds Management, Inc., respectively. These are the "disinterested" or "independent" Trustees.

     Law and regulation establish both general guidelines and specific duties for the Independent Trustees. The TCW/DW Term Trusts seek as Independent Trustees individuals of distinction and experience in business and finance, government service or academia; these are people whose advice and counsel are in demand by others and for whom there is often competition. To accept a position on the TCW/DW Term Trusts Boards, such individuals may reject other attractive assignments because the TCW/DW Term Trusts make substantial demands on their time.

     All of the Independent Trustees serve as members of the Audit Committee. In addition, three of the Trustees, including two Independent Trustees, also serve as members of the Derivatives Committee and the Insurance Committee. During the calendar year ended December 31, 1998, the Audit Committee, the Derivatives Committee and the Insurance Committee held a combined total of eight meetings.

     The Independent Trustees are charged with recommending to the full Board approval of management, advisory and administration contracts, and distribution and underwriting agreements; continually reviewing Trust performance; checking on the pricing of portfolio securities, brokerage commissions, transfer agent costs and performance, and trading among the TCW/DW Term Trusts; and approving fidelity bond and related insurance coverage and allocations, as well as other matters that arise from time to time.

     The Audit Committee is charged with recommending to the full Board the engagement or discharge of the Trust's independent accountants; directing investigations into matters within the scope of the independent accountants' duties, including the power to retain outside specialists; reviewing with the independent accountants the audit plan and results of the auditing engagement; approving professional services provided by the independent accountants and other accounting firms prior to the performance of such services; reviewing the independence of the independent accountants; considering the range of audit and non-audit fees; and reviewing the adequacy of the Trust's system of internal controls; and preparing and submitting Committee meeting minutes to the full Board.

     The Board of each TCW/DW Term Trust has formed a Derivatives Committee to approve parameters for and monitor the activities of the TCW/DW Term Trusts with respect to derivative investments, if any, made by each TCW/DW Term Trust. Finally, the Board of each TCW/DW Term Trust has formed an Insurance Committee to review and monitor the insurance coverage maintained by each TCW/DW Term Trust.

     For the fiscal year ended March 31, 1999, the Board of Trustees of the Trust held 6 meetings, and the Audit Committee, the Independent Trustees, the Derivatives Committee and the Insurance Committee of the Trust held 2, 8, 4 and 2 meetings, respectively. No Trustee attended fewer than 75% of the meetings of the Board of Trustees, the Audit Committee, the Independent Trustees, the Derivatives Committee or the Insurance Committee held while he served in such positions.

ADVANTAGES OF HAVING SAME INDIVIDUALS AS INDEPENDENT TRUSTEES FOR ALL TCW/DW TERM TRUSTS

     The Independent Trustees and the TCW/DW Term Trusts' management believe that having the same Independent Trustees for each of the TCW/DW Term Trusts avoids the duplication of effort that would arise from having different groups of individuals serving as Independent Trustees for each of the TCW/DW Term Trusts. They believe that having the same individuals serve as Independent Trustees of all the TCW/DW Term Trusts tends to increase their knowledge and expertise regarding matters which affect the TCW/DW Term Trusts generally and enhances their ability to negotiate on behalf of each TCW/DW Term Trust with the TCW/DW Term Trust's service providers. This arrangement also precludes the possibility of separate groups of Independent Trustees arriving at conflicting decisions regarding operations and management of the TCW/DW Term Trusts and avoids the cost and confusion that would likely ensue. Finally, having the same Independent Trustees serve on all TCW/DW Term Trust Boards enhances the ability of each TCW/DW Term Trust to obtain, at modest cost to each separate TCW/DW Term Trust, the services of Independent Trustees of the caliber, experience and business acumen of the individuals who serve as Independent Trustees of the TCW/DW Term Trusts.

SHARE OWNERSHIP BY TRUSTEES

     The Trustees have adopted a policy pursuant to which each Trustee and/or his or her spouse is required to invest at least $25,000 in any of the TCW/DW Term Trusts, the Morgan Stanley Dean Witter Funds or Discover Brokerage Index Series on whose boards the Trustee serves. In addition, the policy contemplates that the Trustees will, over time, increase their aggregate investment in the aforementioned funds above the $25,000 minimum requirement. The Trustees may allocate their investments among specific funds in any manner they determine is appropriate based on their individual investment objectives. As of the date of this proxy statement, each Trustee is in compliance with the policy. Any future Trustee will be given a one year period following his or her election within which to comply with the foregoing. As of June 30, 1999, the total value of the investments by the Trustees and/or their spouses in shares of the aforementioned funds was approximately $40.4 million.

     As of July 29, 1999, the aggregate number of shares of beneficial interest of the Trust owned by the Trust's officers and Trustees as a group was less than 1 percent of the Trust's shares of beneficial interest outstanding.

COMPENSATION OF INDEPENDENT TRUSTEES

     The Trust pays each Independent Trustee an annual fee of $800 plus a per meeting fee of $50 for meetings of the Board of Trustees, the Independent Trustees or Committees of the Board of Trustees attended by the Trustee (the Trust pays the Chairman of the Audit Committee an additional annual fee of $750 and the Chairmen of the Derivatives and Insurance Committees additional annual fees of $500). Prior to June 28, 1999, the annual fee was $2,800 and the per meeting fee was $200. If a Board meeting and a meeting of the Independent Trustees or a Committee meeting, or a meeting of the Independent Trustees and/or more than one Committee meeting, take place on a single day, the Trustees are paid a single meeting fee by the Trust. The Trust also reimburses such Trustees for travel and other out-of-pocket expenses incurred by them in connection with attending such meetings. Trustees and officers of the Trust who are or have been employed by the Manager or the Adviser or an affiliated company of either receive no compensation or expense reimbursement from the Trust for their services as Trustee. The Trustees of the TCW/DW Term Trusts do not have retirement or deferred compensation plans.

     The following table illustrates the compensation paid to the Trust's Independent Trustees by the Trust for the fiscal year ended March 31, 1999. Messrs. Bozic, Garn and Hedien became Trustees of the Trust on June 28, 1999.


                              TRUST COMPENSATION

                                                             AGGREGATE
                                                            COMPENSATION
NAME OF INDEPENDENT TRUSTEE                                FROM THE TRUST
-------------------------------                           ---------------
Dr. Manuel H. Johnson ...............................          $6,000
Michael E. Nugent ...................................           6,000
John L. Schroeder ...................................           6,000

     The following table illustrates the compensation paid to the Trust's Independent Trustees for the calendar year ended December 31, 1998 for services to the 3 TCW/DW Term Trusts.

                   CASH COMPENSATION FROM TCW/DW TERM TRUSTS

                                                             TOTAL CASH
                                                          COMPENSATION FOR
NAME OF INDEPENDENT TRUSTEE                                 SERVICES TO
-------------------------------                         3 TCW/DW TERM TRUSTS
Dr. Manuel H. Johnson ...............................         $16,369
Michael E. Nugent ...................................          16,369
John L. Schroeder ...................................          16,369

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION FOR EACH OF THE TRUSTEES NOMINATED FOR ELECTION.

INVESTMENT ADVISER

     TCW Funds Management, Inc. (the "Investment Adviser") is the Trust's investment adviser pursuant to an investment advisory agreement. The Investment Adviser, a California corporation, is a wholly-owned subsidiary of The TCW Group, Inc. (formerly TCW Management Company) ("The TCW Group"), a Nevada corporation, whose direct and indirect subsidiaries, including Trust Company of the West and TCW Asset Management Company, provide a variety of trust, investment management and investment advisory services. As of June 30, 1999, the Investment Adviser and its affiliates had approximately $50 billion under management or committed to management. The Investment Adviser is headquartered at 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.

     The Principal Executive Officers and Directors of the Investment Adviser, and their principal occupations, are:

     Thomas E. Larkin, Jr., Chairman, Marc I. Stern, President and Alvin R. Albe, Jr., Executive Vice President. Mr. Robert Day may be deemed to be a control person of the Adviser by virtue of the aggregate ownership of Mr. Robert Day and his family of more than 25% of the outstanding voting stock of The TCW Group, Inc. Mr. Larkin is an Executive Vice President and Director of The TCW Group, Inc., President and Director of Trust Company of the West and Vice Chairman and Director of TCW Asset Management Company. Mr. Stern is President and Director of The TCW Group, Inc., Vice Chairman and Director of TCW Asset Management Company and Executive Vice President and Director of Trust Company of the West. Mr. Albe is an Executive Vice President of The TCW Group, Inc.

     The business address of the foregoing Directors and Executive Officers is 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.

     The investment advisory agreement provides that the Investment Adviser shall continuously invest the assets of the Trust in a manner consistent with the Trust's investment objectives. The Investment Adviser obtains and evaluates such information and advice relating to the economy, securities markets and specific securities as it considers necessary or useful to continuously manage the assets of the Trust in a manner consistent with its investment objectives and policies. In addition, the Investment Adviser pays the compensation of all personnel, including officers of the Trust, who are its employees. The Investment Adviser has authority to place orders for the purchase and sale of portfolio securities on behalf of the Trust without prior approval of its Trustees. The Trustees review the investment portfolio at their regular meetings.

     In return for its investment services and the expenses which the Investment Adviser assumes under the investment advisory agreement, the Trust pays the Investment Adviser compensation which is computed weekly and payable monthly and which is determined by applying the annual rate of 0.26% to the Trust's average weekly net assets. Pursuant to the investment advisory agreement, the Trust accrued to the Investment Adviser total compensation of $2,426,328 during the fiscal year ended March 31, 1999. The net assets of the Trust totalled $905,778,897 at March 31, 1999.

     The Appendix lists the investment companies for which the Adviser provides investment advisory or sub-advisory services and which have similar investment objectives to that of the Trust, and sets forth the fees payable to the Adviser by such investment companies, including the Trust, and their net assets as of July 29, 1999.

MANAGER

     Morgan Stanley Dean Witter Services Company Inc. ("MSDW Services") is the Trust's Manager. MSDW Services, which maintains its offices at Two World Trade Center, New York, New York 10048, is a wholly-owned subsidiary of Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"). MSDW Advisors maintains its offices at Two World Trade Center, New York, New York 10048. MSDW Advisors is a wholly-owned subsidiary of MSDW, a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses--securities, asset management and credit services.

     As the Trust's Manager, MSDW Services receives from the Trust compensation which is computed weekly and payable monthly and which is determined by applying the annual rate of 0.39% to the Trust's weekly net assets. For the fiscal year ended March 31, 1999, the Trust accrued to MSDW Services, pursuant to a Management Agreement, total compensation of $3,639,492.

     The Principal Executive Officer and Directors of MSDW Advisors are Mitchell M. Merin, President and Chief Executive Officer, Ronald E. Robison, Executive Vice President and Chief Administrative Officer, and

Barry Fink, Senior Vice President, Secretary and General Counsel. The principal occupations of Messrs. Merin, Robison and Fink are described above in the paragraph under the section "Election of Trustees." The business address of the Executive Officer and other Directors is Two World Trade Center, New York, New York 10048.

     MSDW Advisors and MSDW Services serve in various investment management, advisory, management and administrative capacities to investment companies and pension plans and other institutional and individual investors.

     MSDW has its offices at 1585 Broadway, New York, New York 10036. There are various lawsuits pending against MSDW involving material amounts which, in the opinion of its management, will be resolved with no material effect on the consolidated financial position of the company.

     During the fiscal year ended March 31, 1999, the Trust accrued to MSDW Trust, the Trust's Transfer Agent and an affiliate of the Manager, transfer agency fees of $300,613.

     (2) RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Trustees have unanimously selected the firm of PricewaterhouseCoopers LLP as the Trust's independent accountants for the fiscal year ending March 31, 2000. PricewaterhouseCoopers LLP has been the independent accountants for the Trust since its inception, and has no direct or indirect financial interest in the Trust.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions of Shareholders.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting is required for ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants for the Trust.

     THE TRUSTEES UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE TRUST.

         (3) SHAREHOLDER PROPOSAL TO AMEND THE DECLARATION OF TRUST OF TCW/DW TERM TRUST 2003 TO REQUIRE THAT EACH TRUSTEE, WITHIN THIRTY DAYS
                OF ELECTION, BECOME A SHAREHOLDER OF THE TRUST

     The Trust has been informed by Edwin S. Mullett, 230 East Shore Drive, Lake Toxaway, North Carolina 28747, a shareholder of record who owned 2,487.7 shares at July 29, 1999 and Carol W. Mullett, a shareholder of record residing at the same address who owned 816.4 shares at July 29, 1999, (the
"Proponents"), that they intend to submit the following proposal at the
Meeting:

     "Resolved, that the Declaration of Trust be amended to require that each Trustee, within 30 days of election, become a shareholder of the Trust."

     The Proponents have requested that the following statement be included in support of their proposal:

     We believe it self-evident that the Trustees could better understand and represent our interests if they were shareholders themselves. Yet not one of the Trustees owns a single share of our Trust. In fact, no Trustee has ever been a shareholder. You can read below a litany of excuses seeking to convince you that you are somehow better off because the Trustees refuse to invest in our Trust. Let's look at their excuses: we call them the THREE LITTLE FIGS.

     Fig Leaf #1 -- "The Trustees have adopted a policy" which requires "each Trustee . . . to invest at least $25,000 in any of the Funds". But they refuse to invest less than $10 in our Trust. And, believe-it-or-not, the Trustees can satisfy their requirement with a money market fund. By the way, they adopted this policy only after our proposals. This is the scantiest of the fig leaves.

     Fig Leaf #2 -- "The Trust's objectives and policies may not be appropriate for a Trustee". I guess this means that what's good for us isn't good for them. Even though they could meet our proposed requirement by investing $10. Aw, come on, guys.

     Fig Leaf #3 -- "Any policy which requires the Trustees to own shares of a specific Fund . . . could logically be extended to all Funds". This excuse is pure smoke since our proposal has no bearing whatsoever on any other Fund. Will logic oblige the Trustees to invest in all the Funds if our proposal passes? The Trustees refuse to answer this question. Impaled on a fig leaf? We find it inconceivable that "the Trust could be inhibited in its ability to attract Trustees" if they had to invest $10 in our Trust.

     The Trustees have complained about the expenses the Trust (we shareholders) must bear to oppose our proposal. In response, we have offered to give each Trustee a share so they would meet our proposed requirement and avoid any expense. Through their attorney they declined our offer. Instead their attorney wrote to suggest that we withdraw our proposal since "there can no longer be any reasonable expectation that it will pass". Of course, neither he nor any of the Trustees are shareholders so they can't vote. But YOU can -- and together perhaps we can prove him wrong.

     We ask you to support our proposal and encourage the Trustees to join us as shareholders.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL.

RECOMMENDATION OF THE BOARD OF TRUSTEES

     The same proposal by the Mulletts has been made to the Shareholders of this Trust, to the Shareholders of the other TCW/DW Term Trusts by Mr. Mullett, as well as to the Shareholders of other Trusts in the Morgan Stanley Dean Witter complex of Mutual Funds by either Mrs. Mullett, or by Mr. Mullett and Mrs. Mullett jointly, a total of 24 times. Each time the Trustees determined to oppose the proposal, as in their view it was not in the best interests of the Shareholders of the Trusts. The Trustees continue to adhere to this view.

     The Trustees have already adopted a share ownership proposal, which is consistent with the recommendations made by the Investment Company Institute Advisory Group on Best Practices for Fund Directors.

     Under the share ownership policy, the Trustees have invested over $40 million in the Morgan Stanley Dean Witter complex of Funds, and each of the Trustees is in full compliance with the Morgan Stanley Dean Witter Funds' share ownership policy without considering any investments in money market funds.

     The Mulletts ridicule the Trust share ownership policy, but fail to explain how the investment of approximately $10.00 in this Trust would achieve the benefits they claim this proposal will achieve for shareholders. Nor do they tell you about the additional proxy costs imposed upon the Trust and upon you, the shareholders, whose interests they purport to represent, each time their proposal is submitted to shareholders.

     They also do not tell you that one or the other, or both of them, have made the same proposal in proxies of this Trust, other TCW/DW Term Trusts and other Trusts in the Morgan Stanley Dean Witter Funds complex a total of 24 times. None of these proposals has been successful.

     The Trustees once again urge you to defeat this proposal. Why this proposal is in anyone's interest, especially given the share ownership policy currently in effect, defies logic. The reasons for the Trustees decision are reiterated below.

THE SHARE OWNERSHIP POLICY

     Each Trustee and/or his spouse is required to invest at least $25,000 in any of the funds in the Morgan Stanley Dean Witter complex, including this Trust, on whose Board the Trustee serves.

     In addition, the policy contemplates that the Trustees will over time increase their aggregate investment in funds above the $25,000 minimum requirement. The Trustees may allocate their investments among specific funds in any amount that they determine is appropriate based on their individual investment objectives, the same right held by each individual shareholder.

     As of the date of this proxy statement, each Trustee is in compliance with the policy. As of June 30, 1999, the total value of shares of Morgan Stanley Dean Witter Funds owned by the Trustees and/or their spouses was approximately $40.4 million. This policy is precisely in line with the recommendations of the Advisory Group on Best Practices for Fund Directors described below.


REASONS FOR OPPOSING THE SHAREHOLDER PROPOSAL

     The share ownership policy requires the Trustees to make a significant investment in the Funds in the Morgan Stanley Dean Witter complex, which includes the Trust, while allowing the Trustees to select the specific Funds that meet their own individual investment needs. As stated in the three previous years' proxy statements, the Trustees believe it is not necessary to own shares of any particular Trust to act in the best interests of shareholders and that they can carry out their duties and functions diligently and effectively with or without owning shares of the Trust. In addition, because the Trust's objectives and policies may not be appropriate for a Trustee's individual financial circumstances, the Trust could be inhibited in its ability to attract Trustees if the available pool is limited to those whose personal financial needs are met by the Trust's objectives and policies.

     On June 24, 1999, the Investment Company Institute (the national association of the American investment company industry) publicly released the recommendations of the Report of the Advisory Group on Best Practices for Fund Directors. One of those recommendations is that "investment company boards adopt a policy that requires fund directors to invest in one or more of the funds [in a complex] on whose boards they serve." This is precisely what the Trustees have had in effect for the past several years. The objectives of the recommended policy are to enable directors to better serve the interests of fund shareholders (i) since share ownership helps align the interests of directors with those of shareholders in a complex, and (ii) the directors should better understand the quality of shareholder services provided by the fund group if they experience those services first hand. A policy that would have required the Trustees to invest in all of the portfolios of the Morgan Stanley Dean Witter Fund complex, including the TCW/DW Term Trusts (approximately 130 in total) likely would have resulted in the Trustees owning a de minimis number of shares of each such portfolio. It is unlikely that such a policy would serve the foregoing objectives to any greater extent than the recommended policy which requires ownership of shares of one or more of the funds in the complex.

     The Trustees continue to believe that any policy requiring the Trustees to own shares of a specific Fund for which they serve as Trustees, without regard to their own respective investment objectives, could logically be extended to all the Funds in the Morgan Stanley Dean Witter complex. The Trustees believe that such a complex-wide share ownership requirement would be impractical and undesirable because it could make it more difficult to maintain the same board of trustees/directors for all the Funds given the large number of Funds in the complex. The Advisory Group specifically recommended that all fund complexes with any substantial number of funds generally adopt either a unitary or cluster board structure. The Trustees believe that having the same Trustees for each of the Morgan Stanley Dean Witter Funds is in the best interests of all the Funds' shareholders for several reasons. First, a common board enhances the ability of each Fund, to obtain, at modest cost to each separate Fund, the services of high caliber Trustees. Separate boards for individual Morgan Stanley Dean Witter Funds would result in operational inefficiencies and increased costs to you, the shareholders. In addition, having a common board avoids the duplication of effort that would arise from having different groups of individuals serving as Trustees for each of the Funds and avoids the cost and confusion that may arise from different conclusions being reached by different boards on the same operations and management issues. Finally, serving as Trustees of all Funds tends to increase a Trustee's knowledge and expertise regarding matters which affect all the Funds in the complex and enhances the ability to negotiate on behalf of each Fund with the Fund's service providers.

     For the reasons stated above and in light of the fact that they have adopted the share ownership policy described above, the Trustees unanimously recommend that Shareholders vote AGAINST the shareholder proposal.

     The affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the Meeting is required for the approval of the shareholder proposal.

                             ADDITIONAL INFORMATION

     In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which have been received by the date of the Meeting.

     Abstentions and, if applicable, broker "non-votes" will not count as votes in favor of any of the proposals, and broker "non-votes" will not be deemed to be present at the Meeting for purposes of determining whether a particular proposal to be voted upon has been approved. Broker "non-votes" are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.

     Four purported class actions have been filed in the Superior Court for the State of California, County of Orange, against some of the Trust's Trustees and officers, one of its underwriters, the lead representative of its underwriters, the Adviser, the Manager and other defendants but not against the Trust by certain shareholders of the Trust and other trusts for which the defendants act in similar capacities. These plaintiffs generally allege violations of state statutory and common law in connection with the marketing of the Trust to customers of one of the underwriters. Damages, including punitive damages, are sought in an unspecified amount. On or about October 20, 1995, the plaintiffs filed an amended complaint consolidating these four actions. The defendants thereafter filed answers and affirmative defenses to the consolidated amended complaint. The defendants' answers deny all of the material allegations of the plaintiff's complaint. In 1996, the plaintiffs voluntarily dismissed, without prejudice, their claims against two defendants who were independent Trustees of the Trust. In March 1997, all of the remaining defendants in the litigation filed motions for judgment on the pleadings, seeking dismissal of all of the claims asserted against them. The defendants' motions were fully briefed by all parties and were the subject of a hearing before the Court on April 18, 1997.
In July, 1997, the Court denied the motion for judgment on the pleadings. In August, 1997, plaintiffs filed a motion for class certification. In their motion, the plaintiffs requested certification of a "nationwide" class of Term Trust purchasers. On June 1, 1998, the Court granted in part and denied in part the plaintiff's motion for class certification. The Court ruled that plaintiff's motion was "granted as to [a California] statewide class," but was "denied as to a nationwide class." On October 13, 1998, three separate class actions alleging similar claims on behalf of the residents of the states of Florida, New Jersey and New York were filed in the state courts of those states. The time of the defendants to move or answer in the New Jersey and New York actions has been extended by agreement. The defendants removed the Florida action to federal court and the parties are awaiting decision on the plaintiffs' motion to remand the action to state court.

     Certain of the defendants in these suits have asserted their right to indemnification from the Trust.

     The ultimate outcome of these matters is not presently determinable, and no provision has been made in the Trust's financial statements for the effect, if any, of such matters.

                              SHAREHOLDER PROPOSALS

     Proposals of security holders intended to be presented at the next Annual Meeting of Shareholders must be received no later than May 4, 2000 for inclusion in the proxy statement and proxy for that meeting. The mere submission of a proposal does not guarantee its inclusion in the proxy materials or its presentation at the meeting. Certain rules under the federal securities laws must be met.

                             REPORTS TO SHAREHOLDERS

     THE TRUST'S MOST RECENT ANNUAL REPORT, FOR THE FISCAL YEAR ENDED MARCH 31, 1999, IS AVAILABLE WITHOUT CHARGE UPON REQUEST FROM NINA WESSEL AT MORGAN STANLEY DEAN WITTER TRUST FSB, HARBORSIDE FINANCIAL CENTER, PLAZA TWO, JERSEY CITY, NEW JERSEY 07311 (TELEPHONE 1-800-869-NEWS) (TOLL-FREE).

                           INTEREST OF CERTAIN PERSONS

     MSDW, MSDW Advisors, DWR, MSDW Services, The TCW Group, Inc. and its affiliates, and certain of the respective Directors, Officers, and employees of each, including persons who are Trustees or Officers of the Trust, may be deemed to have an interest in certain of the proposals described in this Proxy Statement to the extent that certain of such companies and their affiliates have contractual and other arrangements, described elsewhere in this Proxy Statement, pursuant to which they are paid fees by the Trust, and certain of those individuals are compensated for performing services relating to the Trust and may also own shares of MSDW and The TCW Group, Inc. Such companies and persons may thus be deemed to derive benefits from the approvals by Shareholders of such proposals.

                                 OTHER BUSINESS

     The management knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is intended that the persons named in the attached form of proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

                            By Order of the Trustees

                                   BARRY FINK

                                    Secretary

                                                                       APPENDIX

     TCW Funds Management Inc. serves as investment adviser to the Trust as well as investment adviser or sub-adviser to the other investment companies listed below which have similar investment objectives to that of the Trust, with net assets shown as of July 29, 1999.

                                                          ANNUAL
                                                         ADVISORY
                                                      FEE AS PERCENT
                                    NET ASSETS ON       OF AVERAGE
NAME                                JULY 29, 1999       NET ASSETS
----                                -------------       ----------
TCW/DW Term Trust 2003 .........    $875,074,732          0.26%
TCW/DW Term Trust 2002 .........     395,040,857          0.26%
TCW/DW Term Trust 2000 .........     437,470,088          0.24%

                             TCW/DW TERM TRUST 2003

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoints Ronald E. Robison, Barry Fink and Robert S. Giambrone, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of TCW/DW Term Trust 2003 on October 28, 1999, at 9:00 a.m., New York City time, and at any adjournment thereof, on the proposals set forth in the Notice of Meeting dated August 27, 1999 as follows:





                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR TRUSTEE AND FOR PROPOSAL 2 AND AGAINST PROPOSAL 3 SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

--------------------------------------------------------------------------------


TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD
YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET
(SEE ENCLOSED VOTING INFORMATION CARD FOR FURTHER INSTRUCTIONS)
TO VOTE A PROXY BY PHONE, call Toll-Free: 1-800-690-6903
TO VOTE A PROXY BY INTERNET, visit our Website(s): WWW.MSDWT.COM or WWW.PROXYVOTE.COM


[X] PLEASE MARK VOTES AS IN THE EXAMPLE USING BLACK OR BLUE VOTE AGAINST INK

                                                               FOR ALL
                                       FOR       WITHHOLD      EXCEPT
1. Election of two (2) Trustees:       [ ]         [ ]          [ ]

01. Michael Bozic     02. Charles A. Fiumefreddo

IF YOU WISH TO WITHHOLD AUTHORITY FOR ANY PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME.


                                       FOR       AGAINST      ABSTAIN
2. Ratification of appointment of      [ ]         [ ]          [ ]
   PricewaterhouseCoopers LLP as
   independent accountants.

3. Shareholder Proposal (NOTE:         [ ]         [ ]          [ ]
   THE TRUSTEES RECOMMEND A
   VOTE AGAINST THIS PROPOSAL)

Please make sure to sign and date this Proxy using black or blue ink.


Date
    -------------------------------------


[                                                 ]
        Shareholder sign in the box above

[                                                 ]
     Co-Owner (if any) sign in the box above

--------------------------------------------------------------------------------
            PLEASE FOLD AND DETACH AT PERFORATION ALONG DOTTED LINES

                             TCW/DW TERM TRUST 2003


--------------------------------------------------------------------------------
                                   IMPORTANT

              USE ONE OF THESE THREE EASY WAYS TO VOTE YOUR PROXY

 1. BY MAIL. PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

 2. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR WWW.PROXYVOTE.COM. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.

 3. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.
--------------------------------------------------------------------------------

MORGAN STANLEY DEAN WITTER FUNDS

OFFERS TWO NEW WAYS TO VOTE YOUR PROXY
24 HOURS A DAY, 7 DAYS A WEEK

You can now vote your proxy in a matter of minutes with the ease and convenience of the Internet or the telephone. You may still vote by mail. But remember, if you are voting by Internet or telephone, do not mail the proxy.

TO VOTE BY INTERNET:

1.   Read the enclosed Proxy Statement and have your Proxy Card available.

2. Go to the "Proxy Voting" link on www.msdwt.com or to website www.proxyvote.com.

3.   Enter the 12-digit Control Number found on your Proxy Card.

4.   Follow the simple instructions.

TO VOTE BY TELEPHONE:

1.   Read the enclosed Proxy Statement and have your Proxy Card available.

2.   Call toll-free 1-800-690-6903.

3.   Enter the 12-digit Control Number found on your Proxy Card.

4.   Follow the simple recorded instructions.

YOUR PROXY VOTE IS IMPORTANT!

     Thank You for Submitting Your Proxy.